UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2006, Seagate Technology announced the pricing of its previously-announced offering of $300,000,000 of Floating Rate Senior Notes due 2009 (the “2009 Notes”), $600,000,000 of 6.375% Senior Notes due 2011 (the “2011 Notes”) and $600,000,000 of 6.800% Senior Notes due 2016 (the “2016 Notes”). The notes are expected to be issued by Seagate Technology HDD Holdings, a direct wholly-owned subsidiary of Seagate Technology, and guaranteed by Seagate Technology on a full and unconditional basis. The offering is expected to close on September 20, 2006.

The 2009 Notes will bear interest at a floating rate equal to three-month LIBOR plus 0.84% per year, the 2011 Notes will bear interest at the rate of 6.375% per year, and the 2016 Notes will bear interest at the rate of 6.800% per year. Interest will be payable quarterly on January 1, April 1, July 1 and October 1 for the 2009 Notes and semi-annually on April 1 and October 1 for the 2011 Notes and 2016 Notes.

Seagate may redeem the 2011 Notes and the 2016 Notes at any time prior to their maturity for a specified make-whole premium redemption price. The 2009 Notes will not be redeemable prior to their maturity date.

Seagate intends to use the net proceeds from the offering to redeem the $400 million principal amount of its 8% Senior Notes due 2009, to fund a portion of its previously announced $2.5 billion stock repurchase program and for general corporate purposes.

In connection with the offering described above, Seagate Technology and Seagate Technology HDD Holdings entered into an Underwriting Agreement with the underwriters of the offering. The underwriting agreement has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Safe Harbor

This filing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of senior unsecured notes, the anticipated closing date of the offering and the anticipated use of proceeds therefrom. These forward-looking statements are based on information available to Seagate as of the date of this filing. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of conditions in the credit markets generally and, in particular, for companies in the markets in which Seagate operates. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Underwriting Agreement dated September 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: September 18, 2006	By:	/s/ William L. Hudson
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary